Exhibit 3(ii)
Bylaws
of
STRYKER CORPORATION
a Michigan corporation (the “Corporation”)
(As amended through November 1, 2022)

Article 1
Registered office; Registered agent

Section 1.1. Address of Registered Office; Name of Registered Agent. The address of the registered office of the Corporation in the State of Michigan and the name of the registered agent at such address shall be as specified in the most recent statement filed pursuant to the Michigan Business Corporation Act (the “MBCA”). The Corporation may also have other offices at such places within or without the State of Michigan as the Board of Directors may from time to time designate or the business of the Corporation may require.
Section 1.2. Change of Registered Office or Registered Agent. The address of the Corporation’s registered office in the State of Michigan or the designation of the registered agent may be changed upon filing of a statement in the manner permitted by the MBCA.

Article II
Meetings of shareholders

Section 2.1. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place as the Board of Directors may determine at 2 o'clock p.m. on the third Monday in April of each year or on such other date or at such other time as the Board of Directors may determine.
Section 2.2. Nature of Business at Meetings of Shareholders. No business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 2.3 hereof) may be transacted at an annual meeting of shareholders other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 2.2 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (ii) complies with the notice procedures set forth in this Section 2.2.
For business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice to the Secretary must be received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was made. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at the annual meeting, and as to the shareholder giving the notice and any “Shareholder Associated Person” (which for purposes of these Bylaws shall mean (a) any person acting in concert, directly or indirectly, with such shareholder and (b) any person controlling, controlled by or under common control with such shareholder or any Shareholder Associated Person), (i) the name and record address of such person, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power or pecuniary or economic interest of, such person with respect to any share of stock of the Corporation, (v) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the proposal of business on the date of such shareholder’s notice, (vi) a description of all arrangements or understandings between or among such persons in connection with (A) the Corporation or (B) the proposal of such business by such shareholder and any material interest in such business, (vii) a representation that the shareholder giving the notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (viii) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the proposed business to be brought before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.2 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting and such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting and the date notice of the record date is first publicly disclosed.
No business shall be conducted at a special meeting of shareholders except for such business as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. If the chair of an annual or special meeting determines that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.2 (including the provision of the information required pursuant to the immediately preceding paragraph), the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
Nothing contained in this Section 2.2 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
Section 2.3. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) at the direction of the Board of Directors (or any duly authorized committee thereof), (b) by any shareholder of the Corporation who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 2.3 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) complies with (A) the notice procedures set forth in this Section 2.3 and (B) the applicable requirements of Rule 14a-19 under the Exchange Act or (c) in the case of an annual meeting, by any Eligible Shareholder (as defined in Section 2.13) who complies with the procedures set forth in Section 2.13 hereof.
For a nomination to be made by a shareholder pursuant to clause (b) of the first paragraph of this Section 2.3, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice to the Secretary must be received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was made; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the special meeting was made. In no event shall the adjournment or postponement of an annual meeting or a special meeting of shareholders called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each person whom the shareholder proposes to nominate for election as a director and as to the shareholder giving the notice and any Shareholder Associated Person (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (ii) the name and record address of such person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iv) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate the loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power or pecuniary or economic interest of, such person with respect to any share of stock of the Corporation, (vi) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a director on the date of such shareholder’s notice, (vii) a description of all arrangements or understandings between or among such persons pursuant to which the nomination(s) are to be made by the shareholder, any material interest of such person in the nomination(s), including any anticipated benefit therefrom to such person, and any relationship between or among the shareholder giving notice and any Shareholder Associated Person, on the one hand, and each proposed nominee, on the other hand, (viii) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (ix) all other information required by Rule 14a-19 under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in any proxy statement relating to the annual meeting or special meeting of shareholders, as applicable, and to serve as a director if elected and the completed and signed written representation and agreement (executed by the proposed nominee) required pursuant to Section 3.3 hereof. A shareholder providing notice of any nomination proposed to be made at an annual meeting or special meeting of shareholders called for the purpose of electing directors shall further update and supplement such notice (i) if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.3 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of and to vote at such annual meeting or special meeting, and such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or special meeting and the date notice of the record date is first publicly disclosed and (ii) to provide evidence that the shareholder providing the notice has solicited proxies from holders representing at least 67% of the voting power of the shares entitled to vote in the election of directors, and such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the shareholder files a definitive proxy statement in connection with the annual meeting or special meeting. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
If the chair of the meeting determines that a nomination was not made in accordance with the foregoing procedures (including the provision of the information required pursuant to the immediately preceding paragraph), or that the solicitation in support of such nominee was not conducted in compliance with Rule 14a-19 under the Exchange Act, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Section 2.4. Special Meetings.
(a) Special meetings of shareholders may be called at any time by the Chair of the Board, the Chief Executive Officer, the President, or by order of the Board of Directors. A special meeting shall be called by the Chief Executive Officer in accordance with Section 2.4(b). Subject to Section 2.4(b), special meetings of shareholders shall be held at such place and on such date and at such time as shall be designated in the notice of meeting.
(b) Subject to the provisions of this Section 2.4(b) and all other applicable sections of these Bylaws, a special meeting shall be called by the Chief Executive Officer upon written request (a “Special Meeting Request”) of one or more record holders of shares of common stock of the Corporation representing not less than twenty-five percent (25%) of the Corporation’s issued and outstanding shares of common stock (the “Requisite Percentage”). The Board of Directors shall determine in good faith whether all requirements set forth in this Section 2.4(b) have been satisfied and such determination shall be binding on the Corporation and its shareholders.
(i) A Special Meeting Request must be delivered to the attention of the Secretary at the principal executive offices of the Corporation. A Special Meeting Request shall be valid only if it is signed and dated by each shareholder of record submitting the Special Meeting Request, or such shareholder’s duly authorized agent (each, a “Requesting Shareholder”), collectively representing the Requisite Percentage, and includes (A) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (B) as to any director nominations proposed to be presented at the special meeting, and any matter (other than a director nomination) proposed to be conducted at the special meeting, and as to each Requesting Shareholder, the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a shareholder’s notice of a nomination pursuant to Section 2.3 and/or a shareholder’s notice of business proposed to be brought before a meeting pursuant to Section 2.2, as applicable; (C) a representation that each Requesting Shareholder, or one or more representatives of each such shareholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (D) an agreement by each Requesting Shareholder to notify the Corporation promptly in the event of any disposition prior to the record date for the special meeting of shares of common stock of the Corporation owned of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; (E) the number of shares of common stock owned of record by each such Requesting Shareholder; and (F) documentary evidence that the Requesting Shareholders in the aggregate own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary. In addition, the Requesting Shareholders shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that all information provided or required to be provided therein shall be true and correct as of the record date for the special meeting, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the record date) shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the special meeting and the date notice of the record date is first publicly disclosed and (y) promptly provide any other information reasonably requested by the Corporation.
(ii) A Special Meeting Request shall not be valid, and a special meeting requested by shareholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 2.4(b); (B) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law (as determined in good faith by the Board of Directors); (C) the Special Meeting Request is delivered during the period commencing one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual meeting or special meeting held not more than twelve (12) months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual meeting or special meeting held not more than one hundred twenty (120) days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual meeting or special meeting that has been called but not yet held or that is called for a date within one hundred twenty (120) days of the receipt by the Corporation of a Special Meeting Request; or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law.
(iii) Special meetings called pursuant to this Section 2.4(b) shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than one hundred twenty (120) days after receipt by the corporation of a valid Special Meeting Request.
(iv) The Requesting Shareholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, at any point following the earliest dated Special Meeting Request, the unrevoked requests from Requesting Shareholders (whether by specific written revocation or deemed revocation pursuant to clause (D) of Section 2.4(b)(i)), represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.
(v) In determining whether a special meeting has been requested by the Requesting Shareholders representing in the aggregate at the least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Shareholder Meeting Request), and (B) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request.
(vi) If none of the Requesting Shareholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
(vii) Business transacted at any special meeting called pursuant to this Section 2.4(b) shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of record holders, and (B) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the special meeting.
Section 2.5. Notice of Meetings. Written notice of each annual and special meeting of shareholders, stating the time, place and purposes thereof, shall be given not less than ten (10) or more than sixty (60) days before the date of such meeting to each shareholder of record entitled to vote at the meeting. Such notice may be given personally, by mail or by a form of electronic transmission to which the shareholder has consented. If a shareholder or proxy holder may be present and vote at a meeting by remote communication, the means of remote communication allowed shall be included in the notice of the meeting.

Section 2.6. Participation by Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may participate in a meeting of shareholders by conference telephone or other means of remote communication through which all persons participating in the meeting may communicate with the other participants and shall be considered present in person and may vote at the meeting, whether such meeting is held at a designated place or solely by means of remote communication, provided that (a) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; (b) the Corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; (c) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Corporation; and (d) all participants are advised of the means of remote communication and the names of the participants in the meeting are divulged to all participants.
Section 2.7. List of Shareholders Entitled to Vote. The officer or agent who has charge of the stock transfer books of the Corporation shall make and certify a complete list, based upon the record date for a meeting of shareholders determined pursuant to Section 5.8 hereof, of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged alphabetically within each class and series, with the address of and the number of shares held by each shareholder. Such list shall be produced at the time and place of the meeting and may be inspected by any shareholder during the entire meeting. If a meeting of shareholders is held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network and the information required to access the list shall be provided with the notice of the meeting.
Such list shall be prima facie evidence as to who are the shareholders entitled to examine the list or to vote in person or by proxy at the meeting.
Section 2.8. Adjourned Meetings and Notice Thereof. Any meeting of shareholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting only business that could have been transacted at the original meeting unless notice of the adjourned meeting is given. Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless after the adjournment the Board of Directors fixes a new record date for the adjourned meeting. If notice of an adjourned meeting is given, such notice shall be given to each shareholder of record entitled to vote at the adjourned meeting in the manner prescribed in these Bylaws for the giving of notice of meetings. A shareholder or proxy holder may be present and vote at the adjourned meeting by means of a remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice.
Section 2.9. Quorum. At any meeting of shareholders, except as otherwise provided in the MBCA, the holders of record of shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Section 2.9 applies in determining the presence of a quorum of such class or series for transaction of the item of business.
Section 2.10. Voting; Proxies. At any meeting of shareholders each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to vote at such meeting, unless otherwise provided in the Articles of Incorporation. A vote may be cast either orally or in writing and otherwise as provided in these Bylaws. If an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, unless a greater vote is required by the MBCA. Abstaining from a vote or submitting a ballot marked “abstain” with respect to an action is not a vote cast on that action. Except as otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him or her by proxy. Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy, the following methods constitute a valid means by which a shareholder may grant authority to another person to act as proxy: (a) the execution of a writing authorizing another person or persons to act for the shareholder as proxy, which may be accomplished by the shareholder or by an authorized officer, director, employee, or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature; and (b) transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization or similar agent fully authorized by the person who will hold the proxy to receive that transmission. Any telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If a telegram, cablegram or other electronic transmission is determined to be valid, the inspectors of election, or, if there are no inspectors, the persons making the determination shall specify the information upon which they relied. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The authority of the holder of a proxy to act is not revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of the incompetence or death is received by the officer or agent responsible for maintaining the list of shareholders. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee or a nominee of the pledgee. A person holding shares in a representative or fiduciary capacity may vote such shares without a transfer of such shares into such person's name.
In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the Board of Directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chair of the Board, or, in the absence of the Chair of the Board, the Chief Executive Officer or, in the absence of both the Chair and Chief Executive Officer, the President may make such appointment at the meeting. Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.
Section 2.11. Fixing of Record Dates. The Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of shareholders, nor more than sixty (60) days prior to any other action, for the purpose of determining shareholders entitled to notice of and to vote at such meeting of shareholders or any adjournment thereof, or to express consent or dissent from a proposal without a meeting, or to receive payment or any dividend or allotment of any rights or for the purpose of any other action.
If no record date is fixed by the Board of Directors, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held, and the record date for determining shareholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.
Section 2.12. Conduct of Meetings. At each meeting of shareholders, the Chair of the Board or, in the absence of the Chair of the Board, the Chief Executive Officer or, in the absence of both the Chair and Chief Executive Officer, the President or such other person designated by the Board of Directors shall preside and act as the chair of the meeting. The chair shall determine the order of business, may adjourn any meeting from time to time and shall have the authority to establish rules for the conduct of the meeting, which may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.
Section 2.13. Proxy Access for Director Nominations.

(a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, subject to the provisions of this Section 2.13, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors by an Eligible Shareholder pursuant to and in accordance with this Section 2.13 (a “Shareholder Nominee”). For purposes of this Section 2.13, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Shareholder so elects, a Supporting Statement (as defined in Section 2.13(h)). For the avoidance of doubt, nothing in this Section 2.13 shall limit the Corporation’s ability to solicit against any Shareholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Shareholder or Shareholder Nominee, including any information provided to the Corporation pursuant to this Section 2.13. Subject to the provisions of this Section 2.13, the name of any Shareholder Nominee included in the Corporation’s proxy statement for an annual meeting of shareholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.

(b) In addition to any other applicable requirements, for a nomination to be made by an Eligible Shareholder pursuant to this Section 2.13, the Eligible Shareholder must have given timely notice thereof (a “Notice of Proxy Access Nomination”) in proper written form to the Secretary and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the Corporation’s proxy materials pursuant to this Section 2.13. To be timely, a Notice of Proxy Access Nomination must be received by the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the Corporation first distributed its proxy statement to shareholders for the immediately preceding annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely, the Notice of Proxy Access Nomination must be received by the Secretary at the principal executive offices of the Corporation not more than one hundred sixty-five (165) days prior to the date of such annual meeting and not later than the close of business on the later of (x) the one hundred thirty-fifth (135th) day prior to the date of such annual meeting or (y) the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was made. In no event shall the adjournment or postponement of an annual meeting, or the public disclosure of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.13.

(c) The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.13 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such greater number, as it may be adjusted pursuant to this Section 2.13(c), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such shareholder or group of shareholders) and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Shareholder Nominees for any of the two (2) preceding annual meetings of shareholders (including any persons counted as Shareholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.13 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Shareholder Nominees. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.13 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2.13 exceeds the Permitted Number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2.13 exceeds the Permitted Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 2.13 from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Shareholder disclosed as Owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 2.13 from each Eligible Shareholder has been selected, then the next highest ranking Shareholder Nominee who meets the requirements of this Section 2.13 from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation shall not be required to include any Shareholder Nominees in its proxy materials pursuant to this Section 2.13 for any meeting of shareholders for which the Secretary receives a notice (whether or not subsequently withdrawn) that a shareholder intends to nominate one or more persons for election to the Board of Directors pursuant to clause (b) of the first paragraph of Section 2.3 hereof.

(d) An “Eligible Shareholder” is a shareholder or group of no more than twenty (20) shareholders (counting as one shareholder, for this purpose, any two (2) or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in Section 2.13(e)) continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares of common stock of the Corporation equal to no less than the Required Shares (as defined below), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of this Section 2.13. “Required Shares” means a number of shares of common stock of the Corporation that represents at least three percent (3%) of the outstanding shares of common stock of the Corporation as of the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Corporation in accordance with this Section 2.13. A “Qualifying Fund Group” means two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Shareholder consists of a group of shareholders (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Section 2.13 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously throughout the Minimum Holding Period in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition) and (ii) a breach of any obligation, agreement or representation under this Section 2.13 by any member of such group shall be deemed a breach by the Eligible Shareholder. No shareholder may be a member of more than one group of shareholders constituting an Eligible Shareholder with respect to any annual meeting.

(e) For purposes of this Section 2.13, a shareholder shall be deemed to “Own” and have “Ownership” of only those outstanding shares of common stock of the Corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “Own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s Ownership of shares shall be deemed to continue during any period in which (x) the shareholder has loaned such shares, provided that the shareholder has the power to recall such loaned shares on five (5) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (y) the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “Owned” for these purposes shall be decided by the Board of Directors.

(f) To be in proper written form, a Notice of Proxy Access Nomination must set forth or be accompanied by the following:
(i) a statement by the Eligible Shareholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously throughout the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting and (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting;
(ii) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Corporation, the Eligible Shareholder Owns, and has Owned continuously throughout the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days following the later of the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting and the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the record date;
(iii) a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iv) the information, representations, agreements and other documents that would be required to be set forth in or included with a shareholder’s notice of nomination made pursuant to clause (b) of the first paragraph of Section 2.3 hereof;
(v) a representation that the Eligible Shareholder (A) did not acquire, and is not holding, any securities of the Corporation for the purpose or with the intent of changing or influencing control of the Corporation, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) it is nominating pursuant to this Section 2.13, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any shareholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (F) has provided and will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vi) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 2.13 or any solicitation or other activity in connection therewith and (C) file with the Securities and Exchange Commission any solicitation or other communication with the shareholders of the Corporation relating to the meeting at which its Shareholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;
(vii) in the case of a nomination by an Eligible Shareholder consisting of a group of shareholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.13 (including withdrawal of the nomination); and

(viii) in the case of a nomination by an Eligible Shareholder consisting of a group of shareholders in which two (2) or more funds are intended to be treated as one shareholder for purposes of qualifying as an Eligible Shareholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g) In addition to the information required or requested pursuant to Section 2.13(f) or any other provision of these Bylaws, (i) the Corporation may require any proposed Shareholder Nominee to furnish any other information (A) that may reasonably be requested by the Corporation to determine whether the Shareholder Nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (B) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Shareholder Nominee or (C) that may reasonably be requested by the Corporation to determine the eligibility of such Shareholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 2.13 or to serve as a director of the Corporation, and (ii) the Corporation may require the Eligible Shareholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Shareholder’s continuous Ownership of the Required Shares throughout the Minimum Holding Period and through the date of the annual meeting.

(h) For each of its Shareholder Nominees, the Eligible Shareholder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement for inclusion in the Corporation’s proxy materials, not to exceed five hundred (500) words, in support of such Shareholder Nominee’s candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Shareholder (including any group of shareholders together constituting an Eligible Shareholder) in support of each of its Shareholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.

(i) In the event that any information or communications provided by an Eligible Shareholder or a Shareholder Nominee to the Corporation or its shareholders is not, when provided, or thereafter ceases to be, true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of any such defect and of the information that is required to correct any such defect. Without limiting the foregoing, an Eligible Shareholder shall provide immediate notice to the Corporation if the Eligible Shareholder ceases to Own a number of shares of the Corporation’s common stock at least equal to the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the Corporation pursuant to this Section 2.13 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting and the date notice of the record date is first publicly disclosed. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 2.13(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Shareholder Nominee from its proxy materials pursuant to this Section 2.13).

(j) Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 2.13, any Shareholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the Corporation or its shareholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k) Notwithstanding anything to the contrary set forth herein, if (i) a Shareholder Nominee and/or the applicable Eligible Shareholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.13 or (ii) a Shareholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.13, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the chair of the annual meeting, (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the annual meeting, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder and (C) the chair of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(l) Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 2.13 for the next two (2) annual meetings of shareholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any shareholder from nominating any person to the Board of Directors pursuant to clause (b) of the first paragraph of Section 2.3 hereof.

(m) Other than Rule 14a-19 under the Exchange Act, this Section 2.13 provides the exclusive method for a shareholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

Article III
Board of Directors

Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided in the MBCA.
Section 3.2. Number of Directors. The Board of Directors of the Corporation shall consist of one or more members. The exact number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by resolution adopted by a majority of the whole Board of Directors. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, from time to time change the number of directors constituting the whole Board of Directors, provided, however, that in no event will a decrease in the number of directors shorten the term of any incumbent director.
Section 3.3. Qualification. Directors need not be residents of the State of Michigan nor shareholders of the Corporation. In addition, in order to be eligible for election or re-election as a director of the Corporation, a person must deliver to the Secretary at the principal executive offices of the Corporation a written representation and agreement that such person (a) is not and will not become a party to (i) any arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination, candidacy, service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (c) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of conduct, corporate governance guidelines, securities trading policies and any other policies or guidelines of the Corporation applicable to directors and (d) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors.
Section 3.4. Election. The directors of the Corporation shall be elected in each year at the annual meeting of shareholders, except as provided in Section 3.7 hereof.
Section 3.5. Term. Each director shall hold office until the succeeding annual meeting and until his or her successor is duly elected and qualified or until his or her resignation or removal.
Section 3.6. Resignation and Removal. Any director may resign at any time upon written notice to the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at a later time specified in such notice. Any director may be removed at any time, with or without cause, by the vote of the holders of a majority of the shares entitled to vote at an election of directors.
Section 3.7. Vacancies. Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the shareholders or by the Board of Directors. If the directors remaining in office constitute fewer than a quorum, they may fill vacancies by the affirmative vote of a majority of all the directors remaining in office.
Section 3.8. Regulations. The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation that are not inconsistent with the MBCA or the Articles of Incorporation or these Bylaws as the Board of Directors may deem proper.

Section 3.9. Annual Meeting of Board of Directors. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of shareholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise such annual meeting shall be held at such time (not more than thirty days after the annual meeting of shareholders) and place as may be specified in a notice of the meeting.
Section 3.10. Regular Meetings. Regular meetings of the Board of Directors shall be held at the time and place as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting.
Section 3.11. Special Meetings. Special meetings of the Board of Directors may be called from time to time by the Chair of the Board, the Chief Executive Officer, or the President and shall be called by the Chair of the Board or the Secretary upon the written request of a majority of the whole Board of Directors directed to the Chair of the Board or the Secretary. Notice of any special meeting of the Board of Directors, stating the time and place of such special meeting, shall be given to each director. Such notice shall be given personally, by telephone, by overnight courier or by a form of electronic transmission not less than forty-eight (48) hours before the time of the meeting (or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances).
Section 3.12. Committees of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each committee and each member thereof shall serve at the pleasure of the Board of Directors.
Section 3.13. Powers and Duties of Committees. Any committee, to the extent provided in the resolution or resolutions creating such committee, shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, subject to any limitation by the MBCA or these Bylaws. No such committee shall have the power or authority with regard to amending the Articles of Incorporation (except that a committee may prescribe the relative rights and preferences of the shares of series of preferred stock permitted to be fixed by the Board of Directors in accordance with the Articles of Incorporation), adopting an agreement of merger, conversion, or share exchange, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, amending these Bylaws or filling vacancies on the Board of Directors or fixing compensation of the directors for serving on the Board of Directors or on a committee thereof and, unless a resolution of the Board of Directors so provides, declaring a distribution or dividend or authorizing the issuance of shares.
Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine and, unless otherwise provided in a resolution of the Board of Directors, may designate one or more subcommittees, each of which shall consist of one or more members, to which all or part of the power and authority of the committee may be delegated. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.
Section 3.14. Quorum and Voting. A majority of the members of the Board of Directors then in office and, unless the resolution of the Board of Directors establishing the committee provides otherwise, of the members of a committee constitutes a quorum for the transaction of business by the Board of Directors or such committee. A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee that authorizes the contract or transaction. In the absence of a quorum, a majority of the directors or of a committee present may adjourn a meeting of the Board of Directors or such committee until a quorum shall be present.
Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants, and participation in such a meeting shall constitute presence in person at such meeting.

The vote of the majority of the directors present at a meeting at which a quorum is present constitutes the action of the Board of Directors or of a committee unless the vote of a greater number is required by the MBCA or, in the case of a committee, the resolution of the Board of Directors establishing the committee; provided, however, that amendment of the Bylaws by the Board requires the vote of not less than a majority of the directors then in office.
Section 3.15. Action Without Meeting. Action required or permitted to be taken under authorization voted at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, all members of the Board of Directors then in office or of such committee, as the case may be, consent to the action in writing or by electronic transmission. The consents shall be filed with the minutes of proceedings of the Board of Directors or such committee and shall have the same effect as a vote of the Board of Directors or committee for all purposes.
Section 3.16. Director Compensation. Directors may receive such compensation for service on the Board of Directors as the Board may determine. Members of either standing or special committees may be allowed such compensation as the Board of Directors may determine.

Article IV
Officers and Chair of the Board

Section 4.1. Officers. The officers of the Corporation shall be appointed by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board may, in its discretion, appoint any other officers, including without limitation a Chair of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries, and any such other officers and agents as it may deem necessary. None of the officers, except the Chair of the Board, if any, need be a director of the Corporation. Any two or more offices may be held by the same person.
Section 4.2. Election of Officers; Term of Office. Officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors. If any vacancy in any office shall occur or any office shall be newly created, such office may be filled by the Board of Directors. The Board of Directors may delegate to the Chief Executive Officer or the President the power to appoint designated officers. Each officer shall hold office for the term for which he or she is elected or appointed or until his or her successor is duly elected or appointed and qualified or until his or her resignation or removal.
Section 4.3. Resignation and Removal of Officers. Any officer of the Corporation may resign at any time upon written notice to the Corporation. The resignation of any officer shall take effect upon receipt by the Corporation of notice thereof or at a later time specified in such notice. An officer of the Corporation may be removed at any time by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. The election or appointment of any officer does not itself create contract rights.
Section 4.4. Chair of the Board. The Chair of the Board, who may be an officer of the Corporation or may be a non-executive Chair of the Board as determined by the Board of Directors, shall preside at all meetings of shareholders and of the Board of Directors at which he or she is present. The Chair of the Board shall have such other powers and perform such other duties as may be assigned to him or her from time to time by these Bylaws or the Board of Directors. The Chair of the Board may also use the title Chairman or Chairperson and such titles shall be considered to refer to the Chair of the Board.
Section 4.5. Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall have the final authority over the general policy and business of the Corporation. The Chief Executive Officer shall perform other duties as may be prescribed from time to time by the Board of Directors or these Bylaws. If no Chief Executive Officer is appointed, the duties and powers of the Chief Executive Officer shall be performed by the President.
Section 4.6. President. The President shall, in the absence of the Chair of the Board and the Chief Executive Officer, preside at all meetings of shareholders and of the Board of Directors at which he or she is present. The President shall have general supervision over the business of the Corporation. The President shall have all powers and duties usually incident to the office of the President except as specifically limited by a resolution of the Board of Directors. The President shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.
Section 4.7. Chief Operating Officer. The Chief Operating Officer shall have general charge, control and supervision over the day-to-day operating activities of the Corporation, subject to such limitations and with such other duties and powers as may be imposed or given by the Board of Directors, the Chief Executive Officer, or the President. If no Chief Operating Officer is appointed, the duties and powers of the Chief Operating Officer shall be performed by the Chief Executive Officer or, if no Chief Executive Officer is appointed, by the President.
Section 4.8. Vice President. In the absence or disability of the President or if the office of President be vacant, the Vice Presidents in the order determined by the Board of Directors, or, if no such determination has been made, in the order of their seniority, shall perform the duties and exercise the powers of the President, subject to the right of the Board of Directors at any time to extend or confine such powers and duties or to assign them to others. Any Vice President may have such additional designation in his or her title as the Board of Directors, the Chief Executive Officer, or the President may determine, which may reflect seniority, duties or responsibilities of such Vice President. The Vice Presidents shall generally assist the Chief Executive Officer and the President in such manner as they shall direct. Each Vice President shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer, or the President.
Section 4.9. Secretary. The Secretary shall act as Secretary of all meetings of shareholders and of the Board of Directors at which he or she is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation and shall have supervision over the care and custody of the records and seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer, or the President.
Section 4.10. Treasurer. The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositaries as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer, or the President.

Article V
Capital stock

Section 5.1. Issuance of Certificates for Stock. The shares of the Corporation shall be represented by certificates or, if authorized by the Board of Directors, may be issued without certificates. Authorization to issue shares in uncertificated form shall not affect outstanding shares already represented by a certificate until the certificate is surrendered to the Corporation. Unless otherwise determined by the Board of Directors, each shareholder, upon written request to the Secretary of the Corporation, shall be entitled to a certificate or certificates representing the number of shares held by him or her in the Corporation.
Within a reasonable time after the issuance or transfer of uncertificated shares, as long as the same is required by the MBCA, the Corporation shall send to the registered owner thereof a written statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the other information required by the MBCA to be set forth in or stated on certificates for stock.
Section 5.2. Signatures on Stock Certificates. Certificates for shares of capital stock of the Corporation shall be signed by, or in the name of the Corporation by, the Chair of the Board, the President or a Vice President and also may be signed by the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer. Any of or all the signatures on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer at the date of issue.
Section 5.3. Stock Ledger. A record of all shares of capital stock issued by the Corporation shall be kept by the Secretary or any other officer or employee of the Corporation designated by the Secretary or by any transfer agent appointed pursuant to Section 5.4 hereof. Such record shall show the name and address of the person in which shares of capital stock are registered, the number of shares registered in such person’s name, the date of any certificate issued in respect of such shares and, in the case of any certificate that has been cancelled, the date of cancellation.
The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares, to receive notice of meetings and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person whether or not the Corporation shall have express or other notice thereof.
Section 5.4. Regulations Relating to Transfer. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the MBCA, the Articles of Incorporation or these Bylaws, concerning the issuance, transfer and registration of shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.
Section 5.5. Transfers. All transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of a written direction of the registered holder of the shares, in person or by such holder’s attorney lawfully constituted in writing, and, if such shares are certificated, upon surrender of the certificate or certificates representing such shares duly endorsed.
Section 5.6. Cancellation. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates or uncertificated shares shall be issued in exchange for any existing certificate, other than pursuant to Section 5.7, until such existing certificate shall have been cancelled.
Section 5.7. Lost, Destroyed, Stolen and Mutilated Certificates. In the event that any certificate for shares of capital stock of the Corporation shall be mutilated, the Corporation shall issue a new certificate or uncertificated shares in place of such mutilated certificate. In case any such certificate shall be lost or destroyed the Corporation may issue a new certificate for capital stock or uncertificated shares in the place of any such lost or destroyed certificate. The applicant for any substituted certificate or for uncertificated shares shall surrender any mutilated certificate or, in the case of any lost or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Corporation may, in its discretion, require the owner of a lost or destroyed certificate, or his or her representative, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost or destroyed certificate or the issuance of such new certificate or uncertificated shares in respect thereof.

Article VI
Indemnification

Section 6.1. Indemnification. The Corporation shall indemnify its directors and certain officers as designated by the Board of Directors from time to time to the fullest extent authorized or permitted by law (as now or hereafter in effect) and such right to indemnification shall continue as to a person who has ceased to be a director or designated officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or designated officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Section 6.1 shall include the right to be paid by the Corporation, promptly as incurred, the reasonable expenses of defending or otherwise participating in any action, suit or proceeding in advance of its final disposition upon receipt of a written undertaking executed by or on behalf of such director or designated officer to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, if any, required for the indemnification of a person under the circumstances. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to other officers, employees and agents of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Section 6.1 shall not be exclusive of any other right that any person may have or hereafter acquire under these Bylaws, the Articles of Incorporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise. Any repeal or modification of this Section 6.1 shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or designated officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
Section 6.2. Indemnification Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under applicable law.

Article VII
Miscellaneous provisions

Section 7.1. Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation and the word Michigan in the circumference and the words “Corporate Seal” in the center. The seal may be used by causing it or a facsimile to be affixed, impressed or reproduced in any other manner.
Section 7.2. Fiscal Year. The fiscal year of the Corporation shall be from the 1st day of January to the 31st day of December, inclusive, in each year, or such other twelve consecutive months as the Board of Directors may designate.
Section 7.3. Electronic Transmission. When used in these Bylaws, the term “electronic transmission” shall include any telegram, cablegram, facsimile transmission, communication by electronic mail or other form of communication that does not directly involve the physical transmission of paper, creates a record that may be retained and retrieved by the recipient and may be directly reproduced in paper by the recipient through an automated process.
Section 7.4. Notices and Communications Generally. When a notice is required or permitted to be given by these Bylaws in writing, electronic transmission is written notice. When a notice or other communication is permitted by the MBCA to be transmitted electronically, the notice or other communication is given when electronically transmitted to the person entitled to the notice or communication in a manner authorized by such person.
When a notice or communication is given by mail, it shall be mailed, except as otherwise provided in the MBCA, to the person to whom it is directed at the address designated by him or her for that purpose or, if none is designated, at his or her last known address. The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service. Notice and any other written report, statement or communication required to be given to shareholders shall be deemed to have been given to all shareholders of record who share an address if notice is given or such other report, statement or communication is delivered in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and in Section 143 of the MBCA.
When a notice or communication is required to be given to a person by the MBCA, the Articles of Incorporation or these Bylaws or otherwise and communication with the person is then unlawful under a statute of Michigan or the United States or a rule, regulation, proclamation or order issued under any such statute, the giving of the notice or communication to such person is not required and there is no duty to apply for a license or other permission to do so.
Section 7.5. Waiver of Notice. Whenever any notice is required to be given under any provision of these Bylaws, a waiver thereof signed by the person or persons entitled to such notice or, in the case of a shareholder, his or her attorney-in-fact or given by electronic transmission, whether before or after the time stated therein for the meeting, shall be deemed equivalent to notice.
A shareholder’s attendance at a meeting will result in both of the following: (a) waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting, unless the director at the beginning of the meeting or promptly upon the director’s arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.
Section 7.6. Execution of Instruments, Contracts, etc. Except as otherwise required by law, the Articles of Incorporation or these Bylaws, any contract, conveyance, lease, power of attorney or other agreement, instrument or document may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or person or persons as from time to time may be designated by the Board of Directors or by such officer or officers of the Corporation authorized by the Board of Directors to make such designation.
Section 7.7. Amendment of Bylaws. These Bylaws may be amended or repealed or new bylaws may be adopted by the shareholders or by the vote of not less than a majority of the Board of Directors then in office.

Last Updated November/2022